                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CHENIERE ENERGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                             CHENIERE ENERGY, INC.
                               Three Allen Center
                          333 Clay Street, Suite 3400
                           Houston, Texas 77002-4102
                                  713/659-1361



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 31, 2001


   Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 31, 2001, at 10:00 a.m., at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas, for the following purposes:

1. To elect a Board of six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation pursuant to which (a) the total number of shares of the Company's authorized capital stock would be decreased from 125,000,000 to 45,000,000 shares and (b) the number of shares of the Company's authorized common stock, par value $.003 per share, would be decreased from 120,000,000 to 40,000,000 shares;

3. To appoint PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2001; and

4. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

    A record of stockholders has been taken as of the close of business on April 18, 2001, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                         By order of the Board of Directors,


                                         /S/ DON A. TURKLESON
                                         ---------------------------------------
                                         Don A. Turkleson
                                         Secretary



April 30, 2001

                             CHENIERE ENERGY, INC.
                               Three Allen Center
                          333 Clay Street, Suite 3400
                           Houston, Texas 77002-4102
                                  713/659-1361

                                PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), commencing on or about April 30, 2001. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Thursday, May 31, 2001 and at any adjournment thereof, for the purposes set forth in the accompanying notice.

     The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, proposed amendment of the Company's Amended and Restated Certificate of Incorporation to decrease total authorized capital stock and common stock, appointment of PricewaterhouseCoopers LLP as independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting.

     Management expects that the only matters to be presented for action at the meeting will be the election of directors, approval of the proposed amendment of the Company's Amended and Restated Certificate of Incorporation to decrease total authorized capital stock and common stock, and appointment of PricewaterhouseCoopers LLP as independent accountants.

     At the close of business on April 18, 2001, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 12,797,393 shares of the Company's common stock, par value $.003 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

     The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.


                             ELECTION OF DIRECTORS

NOMINEES

     At the meeting, six nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

     Two directors elected at the annual meeting of stockholders held on July 12, 2000 have since resigned from the Board of Directors. Kenneth R. Peak, President and CEO of Contango Oil and Gas Company in Houston, Texas, served as a director since September 1997 and as a member of the Audit Committee, the Compensation Committee and the Stock Option Committee. Mr. Peak resigned from the Board in September 2000 because Contango was interested in becoming active in the Gulf of Mexico and that activity could create the potential for competitive conflicts of interest with the Company.

          Michael L. Harvey served as a director since March 1999 and as President and CEO of the Company since June 1999. Mr. Harvey resigned as an officer and a director of the Company in October 2000 to serve as President and CEO of Gryphon Exploration Company, an affiliate of Cheniere. Cheniere would like to thank each of Messers. Peak and Harvey for their service to the company.

Director Nominee       Director Since     Age                Position
----------------       --------------     ---                --------
Emanuel Batler              2000          75                 Director
Nuno Brandolini             2000          47                 Director
John K Howie                2000          42                 Director
Charles M. Reimer           1998          56                 Director
Charif Souki                1996          48         Director and Chairman of
                                                      the Board of Directors
Walter L. Williams          1996          73         Director and Vice Chairman
                                                     of the Board of Directors

     EMANUEL BATLER is currently a director and a member of the Audit Committee and the Compensation Committee. Mr. Batler was Vice-President of Philips Electronics Industries Ltd., the Canadian division of the Dutch-based Philips Company, with responsibility for marketing as well as for corporate mergers and acquisitions. Subsequently, he founded and was president of Glentech Investments, a venture capital company active in both the United States and Canada. After negotiating the sale of this business, Mr. Batler was active from 1974 to 1995 in the commodity futures business, managing firms in Toronto, Hong Kong and Chicago. Since 1970, Mr. Batler has also been chairman of the board of Eclectic Management Sciences, Ltd., a private holding company that controls several operating businesses.

     NUNO BRANDOLINI is currently a director and a member of the Audit Committee and the Compensation Committee. Mr. Brandolini has served as Chairman and Chief Executive Officer of Scorpion Holdings, Inc. since 1995. Prior to forming Scorpion Holdings, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a Vice President at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the Financial Entrepreneurial Group. Mr. Brandolini has also worked for Lazard Freres in New York and was President of The Baltheus Group, a merchant banking firm, and Executive Vice President of Logic Capital Corp., a venture capital firm. He currently serves on the Board of private and public companies such as Arabella, Pac Pizza LLC, Sonex Research, The Original San Francisco Toymakers and WalkAbout Computers. Mr. Brandolini was awarded a law degree by the University of Paris, and received an M.B.A. from the Wharton School.

     JOHN K. HOWIE is currently a director of the Company. Mr. Howie has served as a Vice President of EnCap Investments, LLC, since July 1999. Prior to this position he was a Senior Investment Associate at Range Resources Corporation (previously Domain Energy Corporation), an Acquisition Coordinator with Domain Energy Corporation (previously Tenneco Ventures), and Senior Petroleum Engineer with Amoco Production Company and Apache Corporation. Mr. Howie received a Bachelor of Science in Chemical Engineering from New Mexico State in December 1981.

     CHARLES M. REIMER is currently President and Chief Executive Officer and a director of Cheniere. Through May 2000, he served as President of British-Borneo USA, Inc. in Houston. Prior to joining British Borneo in November 1998, Mr. Reimer served as Chairman and CEO of Virginia Indonesia Company (VICO), the operator on behalf of Union Texas Petroleum Holdings, Inc. and LASMO plc, of major gas and oil reserves and production located in East Kalimantan, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. After leaving Exxon, Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt to begin eight years of international assignments. He also serves on the board of directors of Gryphon Exploration Company, a privately-held affiliate of Cheniere.

     CHARIF SOUKI, a co-founder of Cheniere, is currently Chairman of the Board of Directors of the Company Mr. Souki is an independent investment banker with 20 years of experience in the industry. In the past few years he has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University. He also serves on the board of directors of Gryphon Exploration Company, a privately-held affiliate of Cheniere.

     WALTER L. WILLIAMS is currently Vice Chairman and a director of the Company. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly held Gulf Coast exploration and production company. Prior to that time, he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He has served as a director and member of the Executive Committee of the Board of the Houston Museum of Natural Science.

BOARD AND COMMITTEE ACTIVITY AND STRUCTURE

     The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board's standing Audit and Compensation Committees. Members of the Audit and Compensation Committees for a given year are selected by the Board following the annual stockholders' meeting. During the fiscal year ended December 31, 2000, the Company's Board of Directors held fourteen meetings, and in addition there were four written consents in lieu of meetings, and each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served during his period of service as a director in the year 2000.

     The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The committee also determines the duties and responsibilities of the Company for the operation of its internal control system and receives and reviews reports submitted by the Chief Financial Officer. The Audit Committee held four meetings during the year ended December 31, 2000. The committee's members during 2000 from January 1 until July 2000 were: Kenneth R. Peak, Chairman, William D. Forster and Charles Reimer. From July 2000 through September 1, 2000, when Mr. Reimer became a Cheniere employee, the Audit Committee's members were: Nuno Brandolini, Chairman, Emanuel Batler and Charles Reimer. From November through December 31, 2000, the members of the Audit Committee were: Nuno Brandolini, Chairman, Emanuel Batler, and John Howie.

     The Compensation Committee reviews and approves the salaries and other compensation for the executive officers of the Company. The Compensation Committee also determines the eligible persons to whom stock options may be granted, the time or times at which options shall be granted, the number of shares of common stock subject to each option, the exercise price for the purchase of shares subject to each option, the time or times when each option shall become exercisable and the duration of the exercise period. The committee also has discretionary authority to interpret the stock option plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement, and to make all determinations necessary or advisable in administration of the plan. The Compensation Committee held two meetings and there was one unanimous consent in lieu of a meeting during 2000. The committee's members during 2000 from January 1 until July 2000 were: William D. Forster, Chairman, Kenneth R. Peak and Charles M. Reimer. From July 2000 through September 1, 2000, when Mr. Reimer became a Cheniere employee, the Compensation Committee members were: Emanuel Batler, Chairman, Nuno Brandolini and Charles Reimer. From November through December 31, 2000, the members of the Compensation Committee were: Emanuel Batler, Chairman, Nuno Brandolini, and John Howie.

DIRECTOR COMPENSATION

     During the fiscal year ended December 31, 2000, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.

     In July 2000, the Board of Directors granted options to purchase 12,500 shares of Common Stock to each of its outside directors, Messrs. Batler, Brandolini, Peak and Reimer, in recognition of their service to the Company.
The options vested fully on the date of grant and are not contingent upon the Company's achievement of earnings goals. The exercise price was $2.75 per share, the closing market price on the NASDAQ Stock Market on the date of the grants. The options expire five years from the date of grant. In November 2000, the Board of Directors granted options to purchase 12,500 shares of Common Stock to Messrs. Batler, Brandolini and Howie. The options vested fully on the date of grant, are exercisable at a price of $1.938 per share, the closing market price on the NASDAQ Stock Market on the date of the grants and expire five years from the date of grant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SIX NOMINEES AS DIRECTORS OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.




           PROPOSED AMENDMENT TO DECREASE NUMBER OF TOTAL AUTHORIZED CAPITAL SHARES AND NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors has approved and declared the advisability of amending the Company's Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of capital stock from 125,000,000 to 45,000,000 shares and the number of authorized shares of Common Stock from 120,000,000 to 40,000,000 shares. The amendment would change the first sentence and items (1) and (2) of Article Fourth of the Company's Amended and Restated Certificate of Incorporation to be and read in their entirety as follows:

          "FOURTH: The total number of shares of stock that the Company shall have authority to issue is 45,000,000 shares, consisting of:

          (1) 40,000,000 shares of Common Stock, having a par value of $.003 per share; and
          (2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share."

     The purpose of the amendment is to decrease the number of authorized shares to a number more consistent with the planned activities of the Company and, accordingly, to create a savings in Delaware franchise taxes which derive from authorized shares rather than issued and outstanding shares. At the stockholders' meeting held on July 12, 2000, the stockholders approved an increase in the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 shares in order to provide maximum flexibility with respect to future financing transactions. The Company completed the financing transactions without issuing shares of its Common Stock, and as a result, the Company's need for a large number of authorized but unissued shares has diminished. Additionally, at a meeting held on October 16, 2000, the stockholders approved a one-for-four reverse stock split of Cheniere's Common Stock. The effect of this reverse stock split further decreases the number of shares which might be needed for future capital requirements. There remain 103,559,750 shares of the Company's authorized Common Stock unissued and not already reserved for issuance for a specific purpose. As of April 18, 2001, the Record Date, there were 12,797,393 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. There are 884,236 shares of Common Stock reserved for issuance upon exercise of outstanding options and 2,758,621 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. By reducing the number of shares of its capital stock, the Company will retain flexibility in arranging future funding for anticipated leasing and drilling activities, for acquisitions and for other purposes while reducing expenses related to Delaware franchise taxes.

     The proposed amendment will not affect the existing rights of holders of Common Stock. Under Delaware law, since the Company's Amended and Restated Certificate of Incorporation does not expressly grant preemptive rights, holders of Common Stock do not have preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DECREASING THE TOTAL NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK FROM 125,000,000 TO 45,000,000 SHARES AND THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 120,000,000 TO 40,000,000 SHARES.




                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                           AS INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends to stockholders that the certified public accounting firm of PricewaterhouseCoopers LLP serve as the Company's independent accountants for the fiscal year ending December 31, 2001.
PricewaterhouseCoopers LLP has served as the Company's independent auditors since May 1998 and has audited the financial statements of the Company from the date of its inception (February 21, 1996) through December 31, 2000.

     The Company anticipates that representatives of PricewaterhouseCoopers LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.


                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board:


      NAME                     AGE                                POSITION
-------------------------      ---       ------------------------------------------------------------------------
Charif Souki                    48       Chairman
Walter L. Williams              73       Vice Chairman
Charles M. Reimer               56       President and Chief Executive Officer
Keith F. Carney                 44       Executive Vice President - Business Development
Don A. Turkleson                46       Vice President & Chief Financial Officer, Secretary & Treasurer
Jonathan S. Gross               42       Vice President - Exploration

     CHARIF SOUKI served as Co-Chairman of the Board of Directors until June 4, 1999, when he was elected Chairman. Mr. Souki also served as a director of the Company throughout the year ended December 31, 2000. Further information regarding Mr. Souki is provided above under "Election of Directors--Nominees."

     WALTER L. WILLIAMS currently serves as Vice Chairman of the Board of Directors. Mr. Williams served as a director of the Company throughout the year ended December 31, 2000. Further information regarding Mr. Williams is provided above under "Election of Directors--Nominees."

     CHARLES M. REIMER currently serves as President and Chief Executive Officer of Cheniere. Mr. Reimer served as a director of the Company throughout the year ended December 31, 2000. Further information regarding Mr. Reimer is provided above under "Election of Directors--Nominees."

     KEITH F. CARNEY is currently Executive Vice President - Business Development of Cheniere. He served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990 he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992. Mr. Carney currently serves as a director for Pyr Energy Corporation.

     DON A. TURKLESON is currently Vice President and Chief Financial Officer, Secretary and Treasurer of Cheniere. Prior to joining Cheniere in 1997, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President - Finance, Secretary and Treasurer. From 1975 to 1983, he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University in 1975. He is a director, Treasurer and past Chairman of the Board of Neighborhood Centers, Inc., a nonprofit organization.

     JONATHAN S. GROSS is currently Vice President-Exploration of Cheniere. He served as Technology Manager of the Company from June 1999 through October 2000. Mr. Gross began his career in 1981 with Amoco Production Company as an exploration geophysicist. While at Amoco he held senior technical positions in both domestic and international basins. In 1998 he joined Zydeco Energy, Inc., where he served as economist, exploration risk specialist, and project manager. Mr. Gross received a Bachelor of Arts degree in geology from the University of Chicago, and he is a member of the American Association of Petroleum Geologists (Certified Petroleum Geologist #5513), the Society of Exploration Geophysicists, and the Houston Geological Society.

EXECUTIVE COMPENSATION

     The following table reflects all compensation received by the chief executive officer and by each of the five other most highly compensated executive officers of the Company during the three years ended December 31, 2000, 1999 and 1998 (collectively, the "Named Executives"). Also included in this table are two individuals who served as executive officers during the three-year period ended December 31, 2000, but who were no longer serving as executive officers at December 31, 2000.

                                       SUMMARY COMPENSATION TABLE
                                                                                                        Long Term
                                                             Annual Compensation                    Compensation Awards
                                                    -------------------------------------     --------------------------------
                                                                          Other Annual             Securities Underlying
Name and Principal Position               Year         Salary             Compensation                 Options/SARs (#)
------------------------------           ------     -----------      --------------------     --------------------------------
Charif Souki                       (1)    2000       $120,000                  $100,000                              112,500
Chairman                                  1999       $120,000                       -                                    -
                                          1998        $30,000                       _                                    _

Walter L. Williams                 (2)    2000       $127,500                       -                                 67,500
Vice Chairman                             1999       $120,000                       -                                 25,000
                                          1998       $120,000                       -                                    -

Charles M. Reimer                  (3)    2000        $60,000                       -                                362,500
President and                             1999            -                         -                                    -
Chief Executive Officer                   1998            -                         -                                    -

Keith F. Carney                    (4)    2000       $112,500                       -                                 67,500
Executive Vice President -                1999       $100,000                       -                                 25,000
Business Development                      1998       $100,000                       -                                    -

Don A. Turkleson                   (5)    2000       $112,500                       -                                 67,500
Vice President,                           1999       $100,000                       -                                 25,000
Chief Financial Officer,                  1998       $100,000                       -                                    -
Secretary & Treasurer

Jonathan S. Gross                  (6)    2000       $120,000                       -                                 86,250
Vice President - Exploration              1999        $64,167                       -                                 18,750
                                          1998            -                         -                                    -

Michael L. Harvey                  (7)    2000       $131,256                       -                                 62,500
Former President and                      1999       $102,087                       -                                258,750
Chief Executive Officer                   1998            -                         -                                    -

Ron A. Krenzke                     (8)    2000       $123,074                    37,500                               55,000
Former Executive                          1999        $96,250                       -                                150,000
Vice President - Exploration              1998            -                         -                                    -

(1) In October 1998, Mr. Souki commenced providing consulting services to the Company pursuant to a Services Agreement and is compensated at a rate of $10,000 per month. Mr. Souki was awarded a bonus of $100,000 in December 2000.
(2) Effective in October 2000, Mr. Williams' salary was increased from $120,000 to $150,000 per year.
(3) Mr. Reimer became an employee of the Company in September 2000. His salary is $180,000 per year.
(4) Effective in October 2000, Mr. Carney's salary was increased from $100,000 to $150,000 per year.
(5) Effective in October 2000, Mr. Turkleson's salary was increased from $100,000 to $150,000 per year.
(6) Mr. Gross was hired by Cheniere in June 1999. He became an executive officer of the Company in November 2000. Effective in October 2000, Mr. Gross' salary was increased from $110,000 to $150,000 per year.
(7) Mr. Harvey's salary was paid at a rate of $175,000 per year, beginning on his hire date in June 1999 and continuing until October 2000 when he resigned from Cheniere to become President and Chief Executive Officer of Gryphon Exploration Company, an affiliate of Cheniere. Mr. Harvey received stock options to purchase 8,750 shares of Common Stock when he was elected to the Board of Directors in March 1999. He received warrants to purchase 250,000 shares of Common Stock in June 1999.
(8) Mr. Krenzke's salary was paid at a rate of $165,000 per year, beginning on his hire date in June 1999 and continuing until October 2000 when he resigned from Cheniere to become Vice President - Exploration of Gryphon Exploration Company, an affiliate of Cheniere. Mr. Krenzke's Other Annual Compensation in 1999 represents 37,500 shares of Common Stock, valued at $1.00 per share, received in conjunction with Mr. Krenzke's employment by Cheniere.

OPTION GRANTS

     Stock options granted to Named Executives during the year ended December 31, 2000 are summarized in the following table:


                                        Individual Grants                                              Potential Realizable Value
-----------------------------------------------------------------------------------------------------    at Assumed Annual Rates
                       Number of Securities          % of Total                                         of Stock Price Appreciation
                            Underlying              Options/SARs          Exercise or                         for Option Term
                           Options/SARs         Granted to Employees       Base Price      Expiration   ---------------------------
         Name                Granted               in Fiscal Period        Per Share          Date          5%             10%
-------------------    --------------------     ---------------------     ------------     ----------   -----------     -----------
Charif Souki                        12,500               1.1%                 $2.75         07/12/05      $   9,497     $    20,986
                                   100,000               8.6%                 $1.94         11/15/05      $  53,543     $   118,986

Walter L. Williams                  37,000               3.2%                 $2.75          07/15/05     $  28,492     $    62,959
                                    30,000               2.6%                 $1.94          11/15/05     $  16,063     $    35,495

Charles M. Reimer                   12,000               1.1%                 $2.75          07/12/05     $   9,497     $    20,986
                                   250,000              21.5%                 $1.75          11/12/05     $ 120,873     $   267,098
                                   100,000               8.6%                 $1.94          11/15/05     $  53,543     $   118,317

Keith F. Carney                     37,500               3.2%                 $2.75          07/12/05     $  28,492     $    62,959
                                    30,000               2.6%                 $1.94          11/12/05     $  16,063     $    35,495

Don A. Turkleson                    37,500               3.2%                 $2.75          07/12/05     $  28,492     $    62,959
                                    30,000               2.6%                 $1.94          11/12/05     $  16,063     $    35,495

Jonathan S. Gross                   37,700               3.2%                 $2.75          07/12/05     $  28,492     $    62,959
                                    43,750               3.8%                 $2.75          10/01/05     $  33,240     $    73,452
                                    30,000               2.6%                 $1.94          11/15/05     $  16,063     $    35,495

Michael L. Harvey                   62,500               5.4%                 $1.94          10/12/00     $     -       $       -

Ron Krenzke                         55,000               4.7%                 $1.94          10/12/00     $     -       $       -

     Outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.


OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives. No Named Executives exercised any Common Stock options during the fiscal year ended December 31, 2000.


                                Number of Securities Underlying                     Value of Unexercised In-the-Money
                        Unexercised Options/SARs at December 31, 2000             Options/SARs at December 31, 2000 (1)
                        ---------------------------------------------             -------------------------------------
      Name                          Exercisable         Unexercisable                 Exercisable         Unexercisable
      ----                          -----------         -------------                 -----------         -------------
Charif Souki                             12,500               100,000             $            -        $        46,800

Walter L. Williams                       40,625               101,875                          -                 14,040

Charles M. Reimer                       271,250               100,000                          -                 46,800

Keith F. Carney                          40,625               101,875                          -                 14,040

Don A. Turkleson                         12,500                92,500                          -                 14,040

Jonathan S. Gross                         4,688               100,312                          -                 14,040

Michael L. Harvey (2)                        -                     -                           -                    -

Ron A. Krenzke (2)                           -                     -                           -                     -

(1) The value of unexercised options and warrants to purchase Common Stock at December 31, 2000 is calculated based upon the OTC Bulletin Board closing market price of $2.406 per share on December 29, 2000.
(2) Options or warrants held by Messrs. Harvey and Krenzke were cancelled in October 2000, when they resigned from Cheniere to be employed by Gryphon Exploration Company, a Cheniere affiliate.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of April 18, 2001 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and Named Executive, and by all directors and executive officers as a group:

                                                                    Amount and Nature of                Percent
                               Name                                 Beneficial Ownership                of Class
          -------------------------------------------------    -------------------------------      ----------------
          Azure Energy Fund, Inc.                                              949,283  (1)                7.4%
          BSR Investments, Ltd.                                              1,454,495  (2)               11.2%
          Emanuel Batler                                                        45,250  (3)                *
          Numo Brandolini                                                      238,750  (4)                1.8*
          Keith F. Sarney                                                       85,417  (5)                 *
          Johnathan S. Gross                                                    11,896  (6)                 *
          John K. Howie                                                         12,500  (7)                 *
          Charles M. Reimer                                                    336,726  (8)                2.6%
          Charif Souki                                                         112,250  (9)                 *
          Don A Turkleson                                                       54,167 (10)                 *
          Walter L. Williams                                                    68,750 (11)                 *
          All Directors and Officers as a group (9 persons)                    965,706 (12)                7.1%

* - Less than 1%

(1) The address of Azure Energy Fund, Inc. is: c/o Azure Capital Management Ltd., c/o Scotia McLeod, Suite 1800, 700 2nd Street S.W., Calgary Alberta, T2P-2W1, Canada.
(2) BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. Includes warrants to purchase 164,851 shares of the Company's Common Stock. BSR's address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.
(3) Includes 25,000 shares issuable upon exercise of currently exercisable warrants held by Mr. Batler.
(4) Includes 25,000 shares issuable upon exercise of currently exercisable options held by Mr. Brandolini. Also includes warrants to purchase
     213,750 shares of Common Stock held by Arabella SA, of which Mr. Brandolini disclaims beneficial ownership. Mr. Brandolini serves as Chairman and Chief Executive Officer of Scorpion Holdings, Inc, which manages investments for Arabella SA. Mr. Brandolini also serves as a director of Arabella SA.
(5) Includes 4,167 shares issuable upon exercise of currently exercisable warrants and 56,250 shares issuable upon exercise of presently exercisable options. Excludes 86,250 shares issuable upon the exercise of options held by Mr. Carney but not exercisable within 60 days of the filing of this proxy statement.
(6) Includes 334 shares issuable upon exercise of currently exercisable warrants, 4,687 shares issuable upon exercise of presently exercisable options and 4,688 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 95,625 shares issuable upon the exercise of options held by Mr. Gross but not exercisable within 60 days of the filing of this proxy statement.
(7) Includes 12,500 shares issuable upon exercise of currently exercisable options held by Mr. Howie.
(8) Includes 258,334 shares issuable upon exercise of currently exercisable warrants and 21,250 shares issuable upon exercise of presently exercisable options. Excludes 100,000 shares issuable upon the exercise of options held by Mr. Reimer but not exercisable within 60 days of the filing of this proxy statement.
(9) Includes 14,250 shares issuable upon exercise of currently exercisable warrants and 85,500 shares owned by Mr. Souki's wife. Also includes 12,500 shares issuable upon exercise of presently exercisable options. Excludes 100,000 shares issuable upon the exercise of options held by Mr. Souki but not exercisable within 60 days of the filing of this proxy statement. Does not include 1,289,644 shares nor warrants to purchase 164,851 shares of Cheniere Common Stock held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(10) Includes 4,167 shares issuable upon exercise of currently exercisable warrants and 18,750 shares issuable upon exercise of presently exercisable options. Excludes 86,250 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.
(11) Includes 46,875 shares issuable upon exercise of currently exercisable options, 9,375 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 5,000 shares owned by Mr. Williams' wife. Excludes 86,250 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.
(12) Includes an aggregate of 222,812 shares issuable upon exercise of currently exercisable options, 14,063 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 501,752 shares issuable upon exercise of presently exercisable warrants. Excludes an aggregate of 554,375 shares issuable upon the exercise of options not exercisable within 60 days of the filing of this proxy statement.

                         REPORT OF THE AUDIT COMMITTEE


     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Committee of the Board of Directors developed a written charter for the Committee, which was approved by the full Board. The complete text of the charter, which reflects standards set forth in new SEC regulations, and The American Stock Exchange rules, is reproduced in the appendix to this proxy statement.

     The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to

- the Company's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
-    the Company's system of internal controls,
-    the Company's relationship with its independent accountants,
-    the Company's audit and accounting processes generally, and
- the Company's systems and policies to comply with applicable laws and regulations.

     In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations.

     The Committee met four times during 2000. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.
Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company's internal control system. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                                    Members of the Audit Committee
                                    Nuno Brandolini, Chairman
                                    Emanuel Batler
                                    John K. Howie


                         INDEPENDENT ACCOUNTANTS' FEES

AUDIT FEES

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of the Company's financial statements and reviews of interim reports for the fiscal year ended December 31, 2000 were $61,950.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 2000, PricewaterhouseCoopers LLP rendered no professional services in connection with the design and implementation of financial information systems.


ALL OTHER FEES

     In addition to the fees described above, aggregate fees of $24,500 were paid to PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000 for other professional services such as tax return preparation ($13,500), review of a registration statement ($4,000) and consultation concerning accounting issues related to the spin-off of an affiliated company ($7,000).
The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence.



            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2000:

     The Compensation Committee, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan.
The Committee also establishes salary ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

     In establishing compensation policies, the Committee believes that cash compensation of executive officers, as well as other key employees, should be competitive with other similar oil and gas companies or other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance. Periodic awards of stock options are intended to both retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance.

     The Committee has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry that are similar to the Company.

     The Company seeks to relate a significant portion of the potential total executive compensation to the Company's financial performance. In general, executive financial rewards at Cheniere may be segregated into the following components: salary and stock-based benefits. The Board has not awarded any bonus compensation, except for a December 2000 award of $100,000 to its Chairman.

     Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

     The Committee is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan and has made periodic grants of stock options to its officers and other key employees. See "Management - Executive Compensation;" and "Management - Option Grants."

     Chief Executive Officer's Compensation. The Board determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. Harvey and for Mr. Reimer for the 2000 fiscal year, the Board assessed (i) the performance of the Company, (ii) total return to stockholders, (iii) progress toward implementation of the Company's strategic business plan and (iv) compensation levels of chief executive officers of similar companies in the oil and gas industry.

     Mr. Harvey served as President and Chief Executive Officer of the Company until October 12, 2000, when he resigned to serve as President and Chief Executive Officer of Gryphon Exploration Company, an affiliated company of Cheniere. Mr. Harvey received a base salary at the rate of $175,000 per year and in July 2000 was awarded 62,500 stock options at an exercise price of $2.75 per share.

     In October 2000, prior to his election as President and Chief Executive Officer of the Company, Mr. Reimer received warrants to purchase 250,000 shares of Common Stock at an exercise price of $2.75 per share on or before October 12, 2005. Mr. Reimer received a base salary at the rate of $180,000 per year beginning on the date of his employment. On November 15, 2000, when Mr. Reimer was elected President and Chief Executive Officer of the Company, the Committee awarded him 100,000 stock options at an exercise price of $1.938 per share, the closing market price of the Common Stock on that date.

     Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 2000, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the new law to impact the Company in 2001 or for the foreseeable future in any significant way, if at all.

                                    Members of the Compensation Committee
                                    Emanuel Batler, Chairman
                                    Nuno Brandolini
                                    John K. Howie


     PURSUANT TO SEC RULES, THIS SECTION OF THIS PROXY STATEMENT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In addition to serving as a director of the Company, several directors held positions as executive officers during the fiscal year ended December 31, 2000. Mr. Souki served as Chairman of the Board; Mr. Williams served as Vice Chairman of the Board. Mr. Harvey served as President and Chief Executive Officer, through October 12, 2000. Mr. Reimer served as President and Chief Executive Officer commencing on November 15, 2000.

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index for the period beginning on August 31, 1996 and ending at fiscal year-end December 31, 2000. The Company's common stock began trading on the OTC Bulletin Board on July 3, 1996, moved to the NASDAQ SmallCap Market on April 11, 1997, again traded on the OTC Bulletin Board beginning December 14, 2000, and began trading on The American Stock Exchange on March 5, 2001. The graph was constructed on the assumption that $100 was invested in the Company's Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on August 31, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG CHENIERE ENERGY, INC., S&P OIL & GAS (EXPLORATION & PRODUCTION) INDEX,
                             AND RUSSELL 2000 INDEX


                           [STOCK PERFORMANCE CHART.]

                                             August 31,                            December 31
                                      ----------------------        ---------------------------------------------
                                        1996          1997            1997         1998        1999        2000
                                      --------      --------        --------     --------    --------    --------
Cheniere Energy, Inc.                  $100          $117            $ 69          $33         $24         $23

S & P Oil & Gas (Exploration &
 Production) Index                     $100          $117            $107          $73         $87         $139

Russell 2000 Index                     $100          $129            $134          $130        $155        $149


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BSR Investments, Ltd. ("BSR"), an entity holding approximately 11.2% of the outstanding shares of the Company's Common Stock, is under the control of Nicole Souki, the mother of Charif Souki, Chairman of the Board of Directors. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

     BSR purchased $2,000,000 of the notes issued in the Company's $4,000,000 December 1997 Bridge Financing and pledged a portion of its investment in Cheniere common stock to fund its participation. In conjunction with the financing, BSR received warrants to purchase 41,667 shares of the Company's common stock. On September 15, 1998, BSR received warrants to purchase an additional 100,000 shares of common stock as consideration for extending the maturity of the notes to that date. Also in September 1998, the exercise price of the warrants held by BSR was reduced from $9.50 to $6.00 per share as consideration to extend the maturity date of the notes to January 15, 1999. In March 1999, BSR exchanged notes payable of $2,000,000 for 694,445 shares of Cheniere common stock ($2.88 per share). In May 1999, BSR purchased from another note holder $240,000 in short-term notes payable by Cheniere. In July 1999, the Company repaid $120,000 to BSR at the time it repaid 50% of the outstanding balances on all of the notes issued in the December 1997 Bridge Financing. On September 30, 1999, BSR exchanged its remaining $120,000 note payable and $1,000 in accrued interest for 27,500 units ($4.40 per unit), each unit representing one share of common stock and one half warrant to purchase a share of common stock at an exercise price of $6.00 per share on or before September 30, 2002. In April 2000, the Company issued an additional 1,100 units, representing 1,100 shares of Common Stock and warrants to purchase 1,100 shares of Common Stock, to BSR pursuant to a price adjustment provision included in the September 1999 offering.

     In conjunction with certain of the Company's private placements of equity, placement fees have been paid to Investors Administration Services, Limited ("IAS"), a company in which the brother of Charif Souki, Cheniere's Chairman, is a principal. Placement fees paid to IAS totaled $99,000 for the year ended December 31, 2000.

     All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm's length basis from unaffiliated parties.


                                 OTHER MATTERS

REQUIRED VOTE

     Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the six director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, (ii) the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will require approval by a majority of shares entitled to vote thereon and (iii) approval of PricewaterhouseCoopers LLP as independent accountants will require approval by a majority of shares represented in person or by proxy at the annual meeting. Abstentions and broker non-votes with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will have the same effect as a vote against approval thereof, but will have no effect with respect to the other matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and The American Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2000, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.


STOCKHOLDER PROPOSALS

     Management anticipates that the Company's 2002 annual stockholders meeting will be held during May 2002. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2002 annual stockholders meeting must submit the proposal to the Company on or before December 30, 2001. Any such proposals should be timely sent to the Secretary of the Company, 333 Clay Street, Suite 3400, Houston, Texas 77002-4102. Such proposal must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company's 2002 proxy materials. Furthermore, proposals by stockholders may be considered untimely if the Company has not received notice of the proposal at least forty-five days prior to the mailing of the proxy materials.


AVAILABILITY OF ANNUAL REPORT

     The Company is including herewith a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission in Washington, D.C. and is incorporated in this Proxy Statement by reference.

     The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company's furnishing such exhibits. Requests for copies should be directed to the Company at 333 Clay Street, Suite 3400, Houston, Texas 77002-4102.

                                         By order of the Board of Directors,


                                                 /S/ DON A. TURKLESON
                                         --------------------------------------
                                                  Don A. Turkleson
                                         Secretary and Chief Financial Officer

April 30, 2001

                                                                      APPENDIX A

                             Cheniere Energy, Inc.
                            Audit Committee Charter


The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Cheniere Energy, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION
The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the NASD/AMEX independence and experience requirements. The members of the Committee will be elected annually at the organizational meeting of the full Board held immediately following the annual stockholders' meeting and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY
The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines. These are the responsibility of management and the independent auditor.

AUTHORITY
Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS
The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE
Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representative of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES
In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASD/AMEX Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release and prior to filing Forms 10-Q. Also receive a confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7. At the completion of the annual audit, review with management and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments, if any.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report of Form 10-K.

 8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

 9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's legal counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD/AMEX, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                                                      APPENDIX B

                             CHENIERE ENERGY, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2001

     The undersigned hereby appoints Keith F. Carney and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Cheniere's offices at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas on Thursday, May 31, 2001 at 10:00 a.m., Houston, Texas time, and at any adjournment thereof.

                    (TO BE VOTED AND SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             CHENIERE ENERGY, INC.

                                  May 31, 2001

                Please Detach and Mail in the Envelope Provided

A   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

  FOR election (except as indicated below)         WITHHOLD authority to     NOMINEES:    Emanuel Batler
  1.  ELECTION OF                                  vote for all nominees                  Nuno Brandolini
      DIRECTORS                                    listed at right                        John K. Howie
                                                                                          Charles M. Reimer
                                                                                          Charif Souki
                                                                                          Walter L. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.


______________________________________________

  2.   Approval of the amendment to the Amended and Restated Certificate of Incorporation     FOR         AGAINST         ABSTAIN
       decreasing the total number of shares of authorized Capital Stock to 45,000,000 shares and the number of shares of authorized Common Stock to 40,000,000 shares.

  3.   Appointment of PricewaterhouseCoopers LLP as independent accountants for the           FOR         AGAINST         ABSTAIN
       year ended December 31, 2001.

  4.   In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS
      PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN
      ITEMS 2, 3 AND 4.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED
      HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder: _________________________________________________  Dated this ____ day of _____________, 2001

Note:  Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.


                                      B-1